OPPENHEIMER GOLD & SPECIAL MINERALS FUND

Period Ending June 30, 2013
EXHIBIT 77C

SPECIAL SHAREHOLDER MEETING (Unaudited)

On June 21, 2013, a shareholder meeting of Oppenheimer Gold & Special Minerals Fund (the “Fund”) was held at which the twelve Trustees identified below were elected to the Fund (Proposal No. 1).  The following is a report of the votes cast:

Nominee/Proposal                                                                For                                    Withheld

Trustees

Brian F. Wruble                                                                48,955,105                                1,150,799
David K. Downes                                                             48,940,373                                1,165,531
Matthew P. Fink                                                                48,928,472                                1,177,432
Edmund Giambastiani, Jr.                                                48,931,316                                1,174,589
Phillip A. Griffiths                                                             48,940,888                                1,165,016
Mary F. Miller                                                                   48,924,581                                1,181,323
Joel W. Motley                                                                 48,970,310                                1,135,594
Joanne Pace                                                                       48,966,648                                1,139,256
Mary Ann Tynan                                                             48,946,833                                1,159,071
Joseph M. Wikler                                                             48,924,920                                1,180,984
Peter I. Wold                                                                     48,956,688                                1,149,217
William F. Glavin, Jr.                                                         48,979,359                                1,126,545